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                                                                      EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT

                            NAME OF SUBSIDIARY                      STATE OF INCORPORATION
        ----------------------------------------------------------  ----------------------
        Krause's Sofa Factory.....................................        California
          (business operated under the names "Krause's Sofa
        Factory"
          and "Castro Convertibles")
        KMC Enterprises, Inc......................................      Delaware